99-2
                                                                      UACSC 96-C
                          UNION ACCEPTANCE CORPORATION
                                   (Servicer)
                               YEAR ENDING 6/30/97

PRINCIPAL BALANCE RECONCILIATION                                                D O L L A R S                            NUMBERS
                                                        CLASS A-1       CLASS A-2         CLASS A-3    TOTAL CLASS A's
                                                      -------------    -------------    -------------   --------------    ------
Original Principal Balance                           188,000,000.00    97,000,000.00    25,999,057.10   310,999,057.10    24,044
Beginning Period Principal Balance                   188,000,000.00    97,000,000.00    25,999,057.10   310,999,057.10    24,044
Principal Collections - Scheduled Payments            38,884,028.54             0.00             0.00    38,884,028.54         0
Principal Collections - Payoffs                       41,976,878.46             0.00             0.00    41,976,878.46     4,596
Principal Withdrawal from Payahead                       140,537.39             0.00             0.00       140,537.39         0
Gross Principal Charge Offs                            7,709,412.72             0.00             0.00     7,709,412.72       563
Repurchases                                              810,382.45             0.00             0.00       810,382.45       116
Ending Balance                                        98,478,760.44    97,000,000.00    25,999,057.10   221,477,817.54    18,769
                                                      =============    =============    =============   ==============    ======

Certificate Factor                                        0.5238232        1.0000000        1.0000000        0.7121495
Pass Through Rate                                             6.190%           6.510%           6.630%           6.327%

CASH FLOW RECONCILIATION

Principal Wired                                                                         81,355,584.31
Interest Wired                                                                          27,457,842.14
Withdrawal from Payahead Account                                                           228,608.31
Repurchases (Principal and Interest)                                                       833,893.39
Charge Off Recoveries                                                                    2,746,076.33
Interest Advances                                                                          746,459.25
Certificate Account Interest Earned                                                        304,975.41
Spread Account Withdrawal                                                                  330,544.30
Class A Surety Bond Draw for Class I Interest                                                    0.00
Class A Surety Bond Draw for Class A
     Principal or Interest                                                                       0.00
Total Cash Flow                                                                        114,003,983.44
                                                                                       ==============

TRUSTEE DISTRIBUTION

Total Cash Flow                                                                        114,003,983.44
Unrecovered Advances on Defaulted Receivables                                              224,313.08
Servicing Fee (Due and Unpaid)                                                                   0.00
Interest to Class A-1 Certificateholders                                                 7,644,486.99
Interest to Class A-2 Certificateholders                                                 5,455,199.17
Interest to Class A-3 Certificateholders                                                 1,489,117.66
Interest to Class I Certificateholders                                                   4,987,705.88
Principal to Class A-1 Certificateholders                                               89,521,239.56
Principal to Class A-2 Certificateholders                                                        0.00
Principal to Class A-3 Certificateholders                                                        0.00
Surety Bond Premium                                                                        363,078.83
Interest Advance Recoveries from Payments                                                  393,209.04
Unreimbursed draws on Class A's Surety
     Bond for Class I Interest                                                                   0.00
Unreimbursed draws on Class A's Surety
     Bond for Class A Principal or  Interest                                                     0.00
Deposit to Payahead                                                                        582,662.26
Certificate Account Interest to Servicer                                                   304,975.41
Payahead Account Interest to Servicer                                                        9,928.98
Excess                                                                                   3,028,066.58
Net Cash                                                                                         0.00
                                                                                       ==============
Monthly Servicing Fee and the Spread Amount                                             16,129,965.95
                                                                                       ==============
Servicing Fee Retained from Interest Collections                                         2,297,548.86


SPREAD ACCOUNT  RECONCILIATION

Original Balance                                                                                 0.00
Beginning Balance                                                                                0.00
Trustee Distribution of Excess                                                           3,028,066.59
Interest Earned                                                                             93,237.78
Spread Account Draws                                                                      (330,544.30)
Reimbursement for Prior Spread Account Draws                                                 2,216.32
Distribution of Funds to Servicer                                                                0.00
Ending Balance                                                                           2,792,976.39
                                                                                       ==============

Required Balance                                                                        11,073,890.88

FIRST LOSS PROTECTION  AMOUNT  RECONCILIATION

Original Balance                                                                        15,549,952.85
Beginning Balance                                                                       15,549,952.85
Reduction Due to Spread Account                                                         (2,792,976.39)
Reduction Due to Principal Reduction                                                    (4,476,061.98)
Ending Balance                                                                           8,280,914.48
                                                                                       ==============

First Loss Protection Required Amount                                                    8,280,914.49
First Loss Protection Fee %                                                                      2.00%
First Loss Protection Fee                                                                  199,359.17

SURETY BOND  RECONCILIATION

Original Balance                                                                       310,999,057.10
Beginning Balance                                                                      310,999,057.10
Draws                                                                                            0.00
Reimbursement of Prior Draws                                                                     0.00
Ending Balance                                                                         219,817,946.30
Adjusted Ending Balance Based Upon Required Balance                                    219,817,946.30
Required Balance                                                                       219,817,946.30

PAYAHEAD RECONCILIATION
Beginning Balance                                                                                0.00
Deposit                                                                                    582,662.26
Payahead Interest                                                                            9,928.98
Withdrawal                                                                                 228,608.31
Ending Balance                                                                             363,982.93
                                                                                       ==============